UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 26, 2006

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

10077 South 134th Street, Omaha, Nebraska	68138
(Address of principal executive offices)	(Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
     See disclosure set forth in Item 5.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective Date
     On May 26, 2006, the Board of Directors of Professional Veterinary Products, Ltd., a Nebraska corporation (the “Corporation”) adopted certain amendments to the Corporation’s Second Amended and Restated Bylaws. A copy of the Amendment to the Second Amended and Restated Bylaws (the “Amendment”) is attached to this Current Report on Form 8-K as Exhibit 3.3.
     Summary of Amendment
     Prior to the Amendment, Article II (Stock); Section 5 (Share Redemption) allowed each shareholder the right to have his, her, or its share of common stock redeemed by the Corporation for the price paid by the shareholder for such share. The Amendment deleted and replaced Section 5 (Share Redemption) with language that grants the Corporation discretion to repurchase or not to repurchase shares of common stock at the time of the shareholder’s request for redemption. The Corporation may, but no longer has any obligation to, repurchase such shares.
     Article III (Shareholders); Section 1 (Annual Meeting) was revised to accurately reflect that the Annual Meeting of Shareholders is held in the month of December rather than November.
     Article IV (Directors); Section 3 (Election and Term of Office) was revised to clarify that each member of the Board of Directors may be elected for consecutive terms; provided, that each member may not serve more than two consecutive terms. These revisions are consistent with the Corporation’s current Articles of Incorporation. A paragraph also was deleted from this Section 3 because the language was outdated and no longer applicable.
     Article V (Corporate Officers), Section 6 (Rebate) was added as a new section:
“Section 6. Rebate. From time to time designated corporate officers shall determine an amount to be returned to each shareholder. Such amounts shall not include any amounts which the designated officers conclude are required for the ongoing conduct and or expansion of the Corporation’s business. The Corporation shall issue to shareholders these amounts (hereafter referred to as the “product price reduction rebates”) based upon the shareholders’ eligible product purchases from the Corporation. If a shareholder is entitled to a product price reduction rebate, the shareholder shall be issued a credit memo at least once per fiscal year. The determination by the designated officers, upon approval of the Board of Directors, of the terms of the product price reduction rebate and the communication of such terms to the shareholder shall constitute a legally binding obligation on the part of the Corporation to issue the credit memo.”
This Section 6 provides that the Corporation has a contractual duty to pay its shareholders a rebate in accordance with the Corporation’s Bylaws, as amended.
Item 9.01 Financial Statements and Exhibits
(d)   Exhibits

Exhibit Number	Exhibit Description

3.3	Amendment to Second Amended and Restated Bylaws

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: June 2, 2006	By:	/s/ Dr. Lionel L. Reilly
Dr. Lionel L. Reilly, President and
Chief Executive Officer

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